                                                                    EXHIBIT 99.1

                                                                    Draft 2/5/97
                                                                    ------------



                           THERMEDICS DETECTION INC.

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                            ----------------------


                         SUBSCRIPTION AGENCY AGREEMENT

                         DATED AS OF FEBRUARY __, 1997

     SUBSCRIPTION AGENCY AGREEMENT dated as of February __, 1997 by and between Thermedics Detection Inc., a Massachusetts corporation (the "Company"), and American Stock Transfer & Trust Company as Subscription Agent (the "Subscription Agent").

     WHEREAS, the Company has caused a Registration Statement on Form S-1 (Registration No. 333-19199) under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") relating to the distribution by the Company of transferable subscription rights (the "Rights") and sale of newly issued shares of the Company's common stock, par value $.10 per share (the "Common Stock"), upon the exercise of such Rights (such Registration Statement, in the form in which it first becomes effective under the Act, and as it may thereafter be amended from time to time, is referred to herein as the "Registration Statement"; the distribution of the Rights and the sale of shares of Common Stock upon the exercise thereof as contemplated by the Registration Statement is referred to herein as the "Rights Offering");

     WHEREAS, the Rights will be distributed to holders of record of shares of Common Stock as of the close of business on February 6, 1997 (the "Record Date") at a rate of approximately .366 Rights for each share of Common Stock held on the Record Date (except as provided for in the following paragraph);

     WHEREAS, a portion of the Rights will be distributed to Thermedics Inc., a Massachusetts corporation ("Thermedics"), as a holder of record of Common Stock and redistributed by Thermedics to holders of record of shares of its Common Stock, par value $.05 per share ("Thermedics Common Stock"), including Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), on _______________ __, 1997 (the "Thermedics Record Date") at a rate of .10 Rights for each share of Thermedics Common Stock held on the Thermedics Record Date;

     WHEREAS, Thermo Electron will not distribute the Rights it receives to the holders of record of its shares, but may, at its discretion, exercise its Rights or sell its Rights;

     WHEREAS, the Company has reserved for issuance, and has authorized the issuance of, an aggregate number of authorized and unissued or treasury shares of Common Stock (the "Underlying Shares") equal to the aggregate number of Rights to be distributed pursuant to the Rights Offering;

     WHEREAS, Rights holders will be entitled to subscribe to purchase, at a per share price of $______ (the "Subscription Price"), one Underlying Share for each Right held (the "Basic Subscription Privilege") and may also subscribe to purchase additional Underlying Shares, to the extent that any such shares are not purchased due to the non-exercise of Rights (the "Oversubscription Privilege"); and

     WHEREAS, the Company desires the Subscription Agent to act on its behalf in connection with the Rights Offering as set forth herein, and the Subscription Agent is willing so to act.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     SECTION 1.  Appointment of Subscription Agent.  The Company hereby appoints
                 ---------------------------------
the Subscription Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Subscription Agent hereby accepts such appointment. The Company may from time to time appoint such co-subscription agents as it may deem necessary or desirable.

     SECTION 2.  Issue of Securities.
                 -------------------

     (a) The Company has distributed or will distribute the Rights to holders of record of shares of Common Stock as of the close of business on the Record Date (certain of which Rights are to be distributed by Thermedics as a holder of Common Stock to holders of record shares of Thermedics Common Stock as of the close of business on the Thermedics Record Date). The Company will promptly notify the Subscription Agent upon the effectiveness of the Registration Statement. As transfer agent and registrar for the shares of Common Stock, the Subscription Agent shall provide such assistance as the Company may require in order to effect the distribution of the Rights to holders of record of shares of Common Stock as of the close of business on the Record Date (or to holders of record of shares of Thermedics Common Stock on the Thermedics Record Date, as the case may be) (it being understood that Subscription Certificates (as defined in Section 3(b) hereof) or International Holder Subscription Forms (as defined in Section 3(c) hereof), as the case may be, shall be mailed to record holders (except those located in the United Kingdom, which holders must contact Lehman Brothers International (Europe)) of (i) the Common Stock together with a copy of the Prospectus no later than two business days following the [Thermedics] Record Date and (ii) Thermedics Common Stock together with a copy of the Prospectus no later than two business days following the date upon which the Subscription Agent receives a final list of record holders of Thermedics Common Stock as of the Thermedics Record Date), including assistance in determining the number of Rights to be distributed to each such record holder and assistance in distributing the Subscription Certificates evidencing the Rights or International Holder Subscription Forms, as the case may be.

     (b) The Company has authorized the issuance of and will hold in reserve the Underlying Shares, and upon the valid exercise of Rights, the Company will issue Underlying Shares to validly exercising Rights holders as set forth in the Registration Statement.

     SECTION 3.  Basic Subscription Privilege; Oversubscription Privilege; Form
                 --------------------------------------------------------------
of Subscription Certificates.
----------------------------

     (a) Each Right carries with it a Basic Subscription Privilege and an Oversubscription Privilege.

               (i) Pursuant to each Right's Basic Subscription Privilege, the Right grants to the holder thereof, upon the valid exercise of the Right pursuant to Section 7 hereof, the right to purchase from the Company one Underlying Share for the Subscription Price.

               (ii) Pursuant to each Right's Oversubscription Privilege, the Right grants to the holder thereof, upon the valid exercise thereof pursuant to Section 7 hereof, and subject to the exercise of the Basic Subscription Privilege represented by such Right, the right, subject to the availability thereof as set forth below, to purchase from the Company additional Underlying Shares for the Subscription Price. Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that the maximum number of Underlying Shares are not subscribed for through the exercise of all Basic Subscription Privileges by the Expiration Date (as defined below). If the Underlying Shares so available ("Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders of Rights exercising the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares they have purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising Oversubscription Privileges.

               (iii) Banks, brokers and other nominee holders of Rights who exercise Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights shall be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form of Exhibit B hereto), in connection
                                                ------- -
     with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of Oversubscription Shares that are being subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Underlying Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Underlying Shares will be allocated among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

          (b) The Rights shall be evidenced by subscription certificates (the "Subscription Certificates"). The Subscription Certificates (and the form of election to exercise or transfer Rights to be printed on the reverse thereof) shall be substantially in the form attached as Exhibit A hereto. The Subscription Certificates shall be fully transferable
   ------- -
in the manner provided for herein.

          (c) Subscription Certificates will not be provided to holders of record whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise or sell Rights, such international holders must notify the Subscription Agent by completing an international holder subscription form (the "International Holder Subscription Form") which will be delivered by the Subscription Agent to such international holders (except those located in the United Kingdom ) in lieu of a Subscription Certificate, and sending it by mail or telecopy to the Subscription Agent. International holders located in the United Kingdom will not initially be provided with International Holder Subscription Forms. These international holders who are interested in participating in the Rights Offering should contact Lehman Brothers International (Europe).

     SECTION 4.  Signature and Registration.
                 --------------------------

          (a) The Subscription Certificates shall be executed on behalf of the Company by two of its executive officers. Any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, even if at the date of the execution of this Agreement or the date of the actual issuance of such certificate any such person is not such an officer.

          (b) The Subscription Agent will keep or cause to be kept, at its principal offices in New York, books for registration and transfer of the Rights issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Subscription Certificate.

     SECTION 5.  Division, Combination and Exchange of Subscription
                 --------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Subscription Certificates.
----------------------------------------------------------------------------

          (a) Subject to the provisions of Section 9 hereof, any Subscription Certificate, or any two or more Subscription Certificates, may be divided, combined or exchanged for any number of Subscription Certificates or for a single Subscription Certificate of different denominations; provided, however, that the aggregate number of Rights evidenced by the Subscription Certificate or Subscription Certificates so issued shall not exceed the aggregate number of Rights evidenced by the Subscription Certificate or Subscription Certificates surrendered in exchange therefore. The foregoing notwithstanding, a bank, trust company, securities dealer or broker holding shares of Common Stock on the Record Date for more than one beneficial owner may, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain Subscription Certificates for the number of Rights which each such beneficial owner would have been entitled to receive pursuant to Section 9(a) hereof had each such beneficial owner been the holder of record of such beneficial owner's shares on the Record Date; provided, however, that the Company reserves the right to refuse to issue any such Subscription Certificate or Subscription Certificates if such issuance would be inconsistent with the principle that each beneficial owner's holding will be rounded down to the nearest whole Right. No Subscription Certificates evidencing fractional Rights will be issued upon division, combination or exchange of other Subscription Certificates, and any instructions to divide, combine or exchange Subscription Certificates which would result in the issuance of Subscription Certificates evidencing fractional Rights shall be rejected. Any holder desiring to divide, combine or exchange any Subscription Certificate or Subscription Certificates shall make such requests in writing to the Subscription Agent, and shall surrender the Subscription Certificate or Subscription Certificates (to be divided, combined or exchanged) to the Subscription Agent. Thereupon the Subscription Agent shall deliver to the person entitled thereto a Subscription Certificate or Subscription Certificates, as the case may be, as so requested. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Subscription Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority satisfactory to the Subscription Agent shall be produced and may be required to be deposited and to remain with the Subscription Agent in its discretion. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division, combination or exchange of Subscription Certificates.

          (b) Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them which may be in the form of an open penalty bond, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate if mutilated, the Company will make and deliver a new Subscription Certificate of like tenor to the Subscription Agent for delivery to the registered owner in lieu of the Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a Subscription Certificate is replaced.

     SECTION 6.  Subsequent Issue of Subscription Certificates.  Subsequent to
                 ---------------------------------------------
their original issuance, no Subscription Certificates shall be issued except (a) Subscription Certificates issued upon any transfer, combination, division or exchange of Rights pursuant to Section 5(a) or 10 hereof, (b) Subscription Certificates issued in replacement of mutilated, destroyed, lost or stolen Subscription Certificates pursuant to Section 5(b) hereof and (c) Subscription Certificates issued pursuant to Section 7(e) hereof upon the partial exercise of any Subscription Certificate to evidence the unexercised portion of such Subscription Certificate.

     SECTION 7.  Exercise of Rights; Exercise Price; Expiration Date.
                 ---------------------------------------------------

          (a) The holder of any Subscription Certificate may exercise some or all of the Rights evidenced thereby (but not in amounts of less than one Right or an integral multiple thereof) by delivering to the Subscription Agent, on or prior to 5:00 p.m., Eastern time, on _______________ __, 1997 (the "Expiration Date"), a properly completed and executed

Subscription Certificate evidencing such Rights (with signatures guaranteed by an eligible guarantor institution which is a participant in a securities transfer association recognized program (each, an "Eligible Guarantor")) together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., Eastern time, on the Expiration Date, a DTC Participant Oversubscription Exercise Form, substantially in the form of Exhibit C hereto, together with
                                            ---------
payment of the appropriate Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised. Alternatively, the holder of any Subscription Certificate may exercise the Rights evidenced thereby by effecting compliance with the procedures for guaranteed delivery set forth in Section 7(b) below.

          (b) If a holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

               (i) such holder has caused payment in full of the Subscription Price for each Underlying Share being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth in Section 7(d) hereof) by the Subscription Agent on or prior to the Expiration Date;

               (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions as to Use of Thermedics Detection Inc. Subscription Certificates and International Holder Subscription Forms (the "Instructions") distributed with the Subscription Certificates, from a commercial bank or trust company having an office or correspondent in the United States or a member firm of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Rights holder, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of the Subscription Certificate evidencing such Rights within five American Stock Exchange ("AMEX") trading days following the date of the Notice of Guaranteed Delivery, provided that if such a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date; and

               (iii) the properly completed Subscription Certificate[s] evidencing the Rights being exercised, with any required signatures guaranteed, are received by the Subscription Agent, or such Rights are transferred into the DTC account of the Subscription Agent, within five AMEX trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (telecopy no. 718-234-5001).

          (c) The Rights shall expire at 5:00 p.m., Eastern time, on the Expiration Date.

          (d) The "Subscription Price" shall be $_____ per share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege payable (in United States dollars) (i) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent, or (ii) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose at Chemical Bank, 55 Water Street, New York, New York 10041, Account No. 323-294723; ABA No._______________. The Subscription Price shall be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account designated above, in payment of the Subscription Price.

          (e) If an exercising Rights holder has not indicated the number of Rights being exercised, or if the Subscription Price payment forwarded by such holder to the Subscription Agent is not sufficient to purchase the number of shares subscribed for, the Rights holder will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price delivered to the Subscription Agent and, to the extent that the Subscription Price payment delivered by such holder exceeds the Subscription Price multiplied by the number of Rights exercised (such excess being the "Subscription Excess"), the holder will be deemed to have exercised its Oversubscription Privilege to purchase, to the extent available, a number of whole Underlying Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

          (f) Funds received by the Subscription Agent in payment of the Subscription Price for Underlying Shares subscribed for pursuant to the Oversubscription Privilege shall be held in a segregated, interest-bearing account pending allocation pursuant to Section 3(a)(ii) hereof and eventual distribution pursuant to Section 8(a) hereof. The Company shall have sole discretion in determining how the funds in such account shall be invested, and all interest and gains earned on such funds shall be paid to the Company. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the shares of Common Stock which such holder subscribed for pursuant to the Oversubscription Privilege, the Subscription Agent, as soon as practicable after the Expiration Date, shall mail to such Rights holder the Subscription Price paid by such holder in respect of the number of shares that were subscribed for but not ultimately issued, without interest or deduction.

          (g) In case the holder of any Subscription Certificate shall exercise less than all the Rights evidenced thereby, a new Subscription Certificate evidencing the number of rights remaining unexercised shall be issued by the Subscription Agent to the registered holder of such subscription Certificate or to his duly authorized assigns, subject to the provisions of Section 9 hereof, to the extent the Subscription Agent is able to reissue a Subscription Certificate prior to the Expiration Date.

          (h) The Subscription Agent is authorized to accept only Subscription Certificates (other than Subscription Certificates delivered in accordance with the procedure for guaranteed delivery set forth in Section 7(b)), or transfers of Rights to its account at DTC, received prior to 5:00 p.m., Eastern time, on the Expiration Date.

          (i) Once a holder of Rights has exercised a Right, such exercise may not be revoked.

          (j) Notwithstanding anything to the contrary contained herein, the Company has agreed to allow the Standby Underwriters (as defined below) to exercise any Rights held by them on the business day following the Expiration Date.

     SECTION 8.  Payment for Common Stock; Delivery of Stock Certificates.
                 --------------------------------------------------------

          (a) The closing of the sale of the Common Stock upon exercise of the Rights (the "Closing") will take place at 10:00 a.m., Eastern time, on the sixth business day following the Expiration Date, or (if less than 1,000,000 shares of Common Stock are properly subscribed for pursuant to the Rights Offering) at such other date and time as the closing of the sale of Common Stock to the underwriters for whom Lehman Brothers Inc. and NatWest Securities Limited (collectively, the "Representatives") are acting as representatives (the "Standby Underwriters") shall occur pursuant to Section 3 of the Standby Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives (such date and time being referred to herein as the "Closing Date"). At the Closing, the Subscription Agent shall pay, by wire transfer, certified or bank check or other method acceptable to the Company, the amount of all funds received by the Subscription Agent in payment of the Subscription Price for Underlying Shares subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Notwithstanding the foregoing, the Closing shall not occur if less than an aggregate of 1,000,000 shares of Common Stock are sold through the exercise of Rights or to the Standby Underwriters. If the Company notifies the Subscription Agent that the Closing will not occur due to the failure of the condition described in the preceding sentence, the

Subscription Agent, as soon as practicable after receipt of such notice, shall mail to each Rights holder the Subscription Price paid by such holder in respect of the number of shares that were subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, without interest or deduction.

     The Company shall deliver, or arrange to have delivered, at the Closing the number of shares of Common Stock as are properly subscribed for pursuant to the Rights Offering and as soon as practicable after the Closing, the Subscription Agent shall deliver to each exercising Rights holder certificate(s) representing the shares of Common Stock purchased pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.

          (b) In the event that the Standby Underwriters shall become obligated to purchase any of the Underlying Shares not subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, the Company will give the Subscription Agent not less than two business days' notice in writing as to the number of shares of Common Stock which are to be issued, and as to the date fixed for the delivery thereof to the Standby Underwriters, together with a list of the names and denominations in which certificates for such shares are to be issued. The Subscription Agent will be prepared to deliver the certificates representing the shares of Common Stock to be so purchased at the offices of the Representatives on the date specified in such notice and will make such certificates available at the offices of the Representatives for inspection, checking and packaging not later than 1:00 p.m. on the business day prior to the date specified in such notice for such delivery.

     SECTION 9.  Fractional Rights and Shares.
                 ----------------------------

          (a) The Company shall not issue fractions of Rights nor shall the Subscription Agent distribute Subscription Certificates which evidence fractional Rights. The number of Rights issued to each holder will be rounded up to the nearest whole number.

          (b) The Company shall not issue fractional shares of Common Stock to exercising Rights holders upon exercise and acceptance of Rights. The number of shares of Common Stock that each Rights holder shall be entitled to purchase pursuant to the Oversubscription Privilege shall be rounded down to the nearest whole share.

     SECTION 10.  Transfer of Rights.
                  ------------------

          (a) Any holder may transfer (a) all of the Rights evidenced by a Subscription Certificate by properly endorsing the Subscription Certificate for transfer in accordance with the instructions accompanying the Subscription Certificate or (b) some of the Rights evidenced by a Subscription Certificate (but not fractional Rights) by delivering to the Subscription Agent such Subscription Certificate properly endorsed for transfer, with instructions to register the Rights to be transferred in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, the Subscription Agent shall issue a new Subscription Certificate (together with a copy of the Prospectus) evidencing the balance of the Rights to the holder or, if so instructed, to an additional transferee. However, notwithstanding the foregoing, the Subscription Agent will reissue Subscription Certificates for the transferred Rights to the transferee, and will reissue Subscription Certificates for the balance, if any, to the holder of Rights, only to the extent it is able to do so before the Expiration Date. For purposes of this Agreement the term "properly endorsed for transfer" shall mean that each and every signature of a registered holder or holders or assigns shall be made or guaranteed by an Eligible Institution.

          (b) Any holder may place an order with the Subscription Agent to sell all or some of the Rights evidenced by a Subscription Certificate by delivering to the Subscription Agent such Subscription Certificate properly executed for sale by the Subscription Agent. In the event that such holder places an order with the Subscription Agent to sell some of the Rights evidenced by the Subscription Certificate, such holder shall instruct the Subscription Agent as to the action to be taken with respect to the Rights that are not to be sold, and the Subscription Agent shall take such action. Promptly following such sale and receipt of the proceeds therefrom, the Subscription Agent shall send the holder a check for the net proceeds from the sale of any such Rights. If the proceeds from the sale of Rights are to be paid or delivered to anyone other than the registered holder of the Rights, signatures on the Subscription Certificate must be guaranteed by an Eligible Guarantor. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less applicable brokerage commissions, taxes and other direct expenses of sale, provided that the Company shall pay the fees of the Subscription Agent in respect of such sales. Orders to sell Rights must be received by the Subscription Agent at or prior to 11:00 a.m., Eastern time, on [the date that is 4 AMEX trading days prior to the Expiration Date]. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers at a price that will result in net proceeds to the holder.

          (c) International Holder Subscription Forms may not be used to sell, transfer or subdivide Rights except to instruct the Subscription Agent to sell Rights. If the Subscription Agent has not received instructions from international holders or holders with APO or FPO addresses at or prior to 11:00 a.m. Eastern Time, on [the date that is 4 AMEX trading days prior to the Expiration Date], it will sell the Rights held by such holders, if feasible, and remit the net proceeds to such holders. The Subscription Agent's obligation to sell Rights is subject to its ability to find buyers at a price that will result in net proceeds to the holder.

     SECTION 11.  Foreign and Certain Other Stockholders.  The Subscription
                  --------------------------------------
Agent shall not mail Subscription Certificates to holders of Common Stock whose addresses are outside the U.S. [and Canada] or who have an APO or FPO address. The Subscription Agent shall hold such Subscription Certificates for the account of such holders and upon notice from such holders shall exercise the Rights on their behalf. To so exercise such Rights, such stockholders must notify the Subscription Agent not later than 11:00 a.m., Eastern time, on [the date that is 4 AMEX trading days prior to the Expiration Date]. If no instructions have been received at or prior to 11:00 a.m., Eastern time, on [the date that is 4 AMEX trading days prior to the Expiration Date], the Subscription Agent shall sell such Rights, if feasible, and shall remit the net proceeds, if any, to such stockholders. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses, provided that the Company shall pay the fees of the Subscription Agent in respect of such sales. International holders who exercise less than all of their rights will not receive a Subscription Certificate evidencing their remaining rights.

     SECTION 12.  Reports.  The Subscription Agent shall notify both the Company
                  -------
and its designated representatives by telephone as requested during the period commencing with the mailing of Subscription Certificates and ending on the Expiration Date (and in the case of guaranteed deliveries pursuant to Section 7(b), the period ending five AMEX trading days after the Expiration Date), which notice shall thereafter be confirmed in writing, of (i) the number of Rights exercised on the day of such request, (ii) the number of Underlying Shares subscribed for pursuant to the Basic Subscription Privilege and the number of such Rights for which payment has been received, (iii) the number of Underlying Shares subscribed for pursuant to the Oversubscription Privilege and the number of such Rights for which payment has been received, (iv) the number of Rights subject to guaranteed delivery pursuant to Section 7(b) on such day, (v) the number of Rights for which defective exercises have been received on such day and (vi) cumulative totals derived from the information set forth in clauses (i) through (v) above. At or before 5:00 p.m., Eastern time, on the first AMEX trading day following the Expiration Date, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date derived from the information set forth in clauses (i) through (v) above. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights, holders who have transferred their Rights and their transferees and holders who have not exercised their Rights. The Subscription Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Section 12 as any of them shall request.

     SECTION 13.  Future Instructions and Interpretation.
                  --------------------------------------

          (a) All questions as to the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding. The Company in its sole discretion may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

          (b) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     SECTION 14.  Payment of Taxes.   The Company covenants and agrees that it
                  ----------------
will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the Underlying Shares; provided, however, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Rights or shares or a constructive dividend with respect to the Rights or shares and provided further that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of any Subscription Certificate or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of such Subscription Certificate evidencing the Rights exercised or transferred, and the Subscription Agent shall not register any such transfer or issue any such certificate until such tax or governmental charge, if required, shall have been paid.

     SECTION 15.  Cancellation and Destruction of Subscription Certificates.
                  ---------------------------------------------------------
All Subscription Certificates surrendered for the purpose of exercise, exchange, substitution or transfer shall be canceled by the Subscription Agent, and no Subscription Certificates shall be issued in lieu thereof except as expressly permitted by provisions of this Agreement. The Company shall deliver to the Subscription Agent for cancellation and retirement, and the Subscription Agent shall so cancel and return, any other Subscription Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Subscription Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 16.  Right of Action.  All rights of action in respect of this
                  ---------------
Agreement are vested in the Company and the respective registered holders of the Subscription Certificates; and any registered holder of any Subscription Certificate, without the consent of the Subscription Agent or of the holder of any other Subscription Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Subscription Certificate in the manner provided in such Subscription Certificate and in this Agreement.

     SECTION 17.  Concerning the Subscription Agent.
                  ---------------------------------

          (a) The Company agrees to pay to the Subscription Agent compensation in the amount of $______________ for all services rendered by it hereunder and, from time to time, on demand of the Subscription Agent, its reasonable out-of-pocket expenses and disbursements for mailing, postage and delivery. The Company also agrees to indemnify the Subscription Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Subscription Agent for anything done or omitted by the Subscription Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises, provided that the Subscription Agent shall have provided the Company with notice of any such claim promptly after such claim became known to the Subscription Agent, and provided further that the

Company shall have the right to assume the defense of any such claim upon receipt of written notice thereof from the Subscription Agent. If the Company assumes the defense of any such claim, the Subscription Agent shall be entitled to participate in (but not control) the defense of any such claim at its own expense. The Company shall not indemnify the Subscription Agent with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

          (b) The Subscription Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Subscription Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

     SECTION 18.  Merger or Consolidation of Subscription Agent.  Any
                  ---------------------------------------------
corporation into which the Subscription Agent or any successor Subscription Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Subscription Agent or any successor Subscription Agent shall be a party, or any corporation succeeding to the corporate trust business of the Subscription Agent or any successor Subscription Agent, shall be the successor to the Subscription Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 19.  Duties of Subscription Agent.  The Subscription Agent
                  ----------------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Certificates by their acceptance thereof shall be bound:

          (a) The Subscription Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Subscription Agent as to any actions taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Subscription Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or a Vice President (including any Senior or Executive Vice President) and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary of the Company and delivered to the Subscription Agent; and such certificate shall be full authorization to the Subscription Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Subscription Agent shall be liable hereunder only for its own negligence or willful misconduct.

          (d) The Subscription Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Subscription Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Subscription Agent) or in respect of the validity or execution of any Subscription Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Subscription Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing by the Subscription Agent of the provisions of this Agreement.

          (g) Nothing herein shall preclude the Subscription Agent from acting in any other capacity for the Company.

     SECTION 20.  Notices to the Company, Holders and Subscription Agent.  All
                  ------------------------------------------------------
notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first-class mail, or telecopier:

          (a)     if to the Company, to:

                  Thermedics Detection Inc.
                  c/o Thermo Electron Corporation
                  81 Wyman Street
                  P.O. Box 9046
                  Waltham, MA  02254-9046
                  Attn:  Seth H. Hoogasian, Esq.
                  Telecopier:  617-622-1283

          (b)     if to the Subscription Agent, to:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, New York 10005
                  Telecopier:  718-234-5001
                  Attn: Herb Lemmer, Esq.
                        Paula Magno

          (c) if to a registered holder, at the address shown on the registry books of the Company.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when answered back if telexed; and when receipt is acknowledged, if telecopied.

     SECTION 21.  Supplements and Amendments.  The Company and the Subscription
                  --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Subscription Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Subscription Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Subscription Certificates.

     SECTION 22.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 23.  Termination.  This Agreement shall terminate at 5:00 p.m.,
                  -----------
Eastern time, on the thirtieth day following the Expiration Date. Upon termination of this Agreement, and provided that all shares of Common Stock for Rights accepted for execution prior to such termination are issued and delivered by the Company, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Subscription Agent under Sections 14 and 17 hereof and except with respect to the obligation of the Company to provide instruction and direction to the Subscription Agent as may be provided in this Agreement.

     SECTION 24.  Governing Law.  This Agreement and each Subscription
                  -------------
Certificate shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the internal laws of said State.

     SECTION 25.  Benefits of This Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any person or corporation other than the Company, the Subscription Agent and the holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the holders of the Subscription Certificates.

     SECTION 26.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     SECTION 27.  Descriptive Headings.  Descriptive headings of the several
                  --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the undersigned have caused this Subscription Agency Agreement to be executed by their duly authorized representative as of the date first above written.

                                    THERMEDICS DETECTION INC.



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY


                                    By:
                                       ---------------------------
                                       Name:
                                       Title: